Exhibit 24.1

POWER OF ATTORNEY

DIRECTORS OF

ROYAL CARIBBEAN CRUISES LTD.

The undersigned directors of Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), hereby constitute and appoint Richard D. Fain, Brian J. Rice and Bradley H. Stein and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned, and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign in the name of each such person and to file a Registration Statement of the Company on Form S-8 under the Securities Act of 1933, as amended with respect to 5,000,000 shares of the Company’s common stock issuable pursuant to the Company’s 2008 Equity Incentive Plan and any and all amendments and post-effective amendments to such Registration Statement as such person or persons executing the same pursuant to this Power of Attorney may approve, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents many lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

EXECUTED as of the 4th day of February 2009

/s/ Morten Arntzen Morten Arntzen	/s/ Eyal Ofer Eyal Ofer
Director	Director
/s/ Bernard W. Aronson Bernard W. Aronson	/s/ Thomas J. Pritzker Thomas J. Pritzker
Director	Director
/s/ William L. Kimsey William L. Kimsey	/s/ William K. Reilly William K. Reilly
Director	Director
/s/ Laura D.B. Laviada	/s/ Bernt Reitan
Laura D.B. Laviada Director	Bernt Reitan Director
/s/ Gert W. Munthe	/s/ Arne Alexander Wilhelmsen
Gert W. Munthe Director	Arne Alexander Wilhelmsen Director